YDI Wireless Contact:                                         KarlNet Contact:
---------------------                                         ----------------
David Renauld                                                 Doug Harman
(413) 665-8551                                                (614) 822-5275


FOR IMMEDIATE RELEASE
---------------------
May 14, 2004

                          YDI WIRELESS ACQUIRES KARLNET

                   INDUSTRY-LEADING WIRELESS SOFTWARE COMPANY
         BRINGS ENHANCED CAPABILITIES TO YDI INCLUDING WIMAX DEVELOPMENT

     FALLS CHURCH, VA and DUBLIN, OH, May 14, 2004 - YDI Wireless, Inc. (OTCBB:YDIW), a developer and supplier of broadband wireless solutions, today announced that it has acquired KarlNet, Inc., a pioneer and leader in developing software for operating and managing wireless networks.

     The KarlNet stockholders will receive up to $5.5 million in cash and 1 million shares of YDI common stock. $3.0 million of the cash component has been distributed to the KarlNet stockholders, which consisted of cash on hand at KarlNet and cash from YDI's working capital. YDI will pay up to an additional $2.5 million over the next two years based on achievement of certain milestones and compliance with other conditions. The remaining cash for the transaction is expected to come from YDI's operating capital. The shares of YDI common stock are being issued to the KarlNet stockholders in a private placement. For its fiscal year ending September 30, 2003, KarlNet generated approximately $3.8 million in revenue and produced a net loss of slightly less than $300,000.

     This acquisition is expected to increase YDI's revenue, gross margins, breadth of products, ability to develop products, and speed to market for new products. Revenue is expected to increase incrementally through continued sales of KarlNet's current products to its customers as well as from the introduction of contemplated new products benefiting from the combined development capabilities. Gross margins are expected to increase due to the typically higher margins associated with a software company as well as the costs saved by YDI no longer having to pay a license fee to KarlNet for using its software in several of YDI's products.

     This acquisition immediately bolsters YDI's product line due to the inclusion of KarlNet's current products. Also, the two companies have worked together for several years and produced several significant collaborative products. YDI's popular AP-Plus Access Points and YDI-FI, a long-range outdoor wireless data protocol, are powered by KarlNet's software. The combined company expects to begin shipping its new Marquee product soon. Marquee will be a point-to-point and point-to-multipoint OFDM system with enhanced functionality including Near Line of Sight (NLOS) operation within a several mile range and line of sight operating ranges of over 30 miles. It also will feature active polling, packet aggregation, dynamic bandwidth allocation, enhanced security, and actual data rates in excess of 20 Mbps. KarlNet is a member






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YDI Wireless Acquires KarlNet
May 14, 2004
Page 2





of WiMax, and many of the enhanced features of Marquee are similar to those specified by the IEEE 802.16(a) standard that are expected to be incorporated by WiMax.

     YDI Chief Executive Officer Robert Fitzgerald said: "This strategic acquisition for YDI gives us some of the best wireless software capabilities in the world. Doug Karl is widely regarded as a pioneer in developing software solutions for wireless networking and extended range wireless applications. Doug has assembled a top-notch team of creative software engineers who have the real world experience to create robust and feature-rich products that hold up in the real world. The combination of the KarlNet software team and YDI's extensive RF expertise will create a powerful team that can develop and support the best license-free wireless communication products today and in the future."

     "I am very excited about the opportunity to join forces with YDI," said Doug Karl, founder and president of KarlNet. "This merger will allow us to extend our reputation for innovation and position the company to become the leading supplier of broadband wireless solutions. I strongly believe the combination of YDI's RF expertise and our ability to deliver industry-leading wireless software will prove to be an unbeatable team. We look forward to continuing to serve our customers as part of YDI."

About YDI Wireless
------------------
YDI Wireless, Inc. is a world leader in providing extended range, license-free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 9600 bps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at
           ------------------
413-665-8551 or by email at IR@ydi.com.

About KarlNet, Inc.
-------------------
Since 1993, KarlNet, Inc. has grown from a pioneer in Internet firewall and security solutions to a leading provider of wireless software and systems. From creating the first commercially available firewall to creating the first wireless residential gateway (the Apple Airport), KarlNet has been a leader in software technology. KarlNet has sold over 1.5 million wireless units and is known throughout the industry for creating quality wireless systems. KarlNet is committed to providing economical, high-quality, feature-rich products and design services which have been recognized by the industry with several "Product of the Year Awards" for outdoor, enterprise, and residential wireless products. The company is headquartered in Dublin, Ohio. For more information please visit www.KarlNet.com or contact Doug Harman, Director of Business Development, at 614.822.5275.

Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts, including statements regarding YDI's business outlook or expected products, capabilities, performance, or developments after the KarlNet acquisition, are forward-looking statements that involve risks, uncertainties, and assumptions. YDI's actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including the ability of the companies to integrate in a cost-effective, timely manner without material loss of employees or customers; the risk that the expected synergies and other benefits of the transaction will not be realized at all or to the extent expected; the risk that cost savings from the transaction may not be fully realized or may take longer to realize than expected; reactions, either positive or negative, of investors, competitors, customers, suppliers, employees, and others to the transaction; the time and costs required to integrate the companies; management and board interest in and distraction due to the transaction and integrating the companies; the uncertain impact on the trading market, volume, and price of YDI's stock; the uncertain impact of the transaction on YDI's working capital needs; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in the companies' industries and resulting


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YDI Wireless Acquires KarlNet
May 14, 2004
Page 3




impacts on their pricing, gross margins, and general financial performance; difficulties in predicting YDI's future financial performance; and risks arising from and relating to the contemplated mergers of YDI with Phazar Corporation and Terabeam Corporation and the companies' desire and ability to complete those transactions and achieve the contemplated benefits of those combinations. Further information on these and other factors that could affect the actual results of YDI is included in filings made by YDI from time to time with the Securities and Exchange Commission and in its other public statements.